UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 27, 2015

PORTER BANCORP, INC.
(Exact Name of Registrant as specified in Charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Securities Holders

On May 27, 2015, Porter Bancorp, Inc. held its 2015 annual meeting of shareholders.  At the meeting, shareholders elected six directors, approved a non-binding advisory vote on the compensation of the company’s executives, voted to conduct future votes on executive compensation annually, and approved a proposal to authorize the Company’s board of directors to effect, at its discretion, a reverse stock split in order to maintain the listing of the Company’s common shares on the NASDAQ Capital Market.

The votes cast on the four agenda items are set forth below:

1. Election of Directors.

Director	For	Withheld	Broker non-votes

W. Glenn Hogan	14,209,200	605,617	2,179,235
Michael T. Levy	14,212,519	602,298	2,179,235
Bradford T. Ray	14,210,924	603,893	2,179,235
N. Marc Satterthwaite	14,212,838	601,979	2,179,235
John T. Taylor	14,212,717	602,100	2,179,235
W. Kirk Wycoff	14,192,043	622,774	2,179,235

2. Proposal to approve, in a non-binding advisory vote, the compensation of the company’s executives.

For	Against	Abstain	Broker non-votes
14,173,977	625,294	15,546	2,179,235

 3. Non-binding advisory vote on the frequency of holding an advisory vote on the compensation of the named executive officers.

1-year	2-years	3-years	Abstain	Broker non-votes
14,376,255	39,304	354,231	45,027	2,179,235

4. Proposal to authorize the board of directors to effect, at its discretion, a reverse stock split in order to maintain our NASDAQ listing.

For	Against	Abstain	Broker non-votes
16,272,325	695,960	25,767	0

No other proposals were voted upon at the annual meeting.

On May 27, 2015, Porter Bancorp issued a press release announcing the results of four items submitted to a vote of its shareholders at the Company’s 2015 annual meeting held earlier that day.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
Exhibit Number	Description of Exhibit

99.1	Press release issued May 27, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTER BANCORP, INC.

Date:	May 28, 2015	By	/s/ Phillip W. Barnhouse
Chief Financial Officer

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